EXHIBIT A

JOINT FILING AGREEMENT OF THE REPORTING PERSONS

WHEREAS, in accordance with Rule 13d-1(k)(1) under the Securities and Exchange Act of 1934 (the "Act"), only one joint statement and any amendments thereto need to be filed whenever one or more persons are required to file such a statement or any amendments thereto pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such statement or amendments thereto is filed on behalf of each of them:

NOW, THEREFORE, the parties hereto agree as follows:

SailingStone Capital Partners LLC, SailingStone Holdings LLC, MacKenzie B. Davis and Kenneth L. Settles Jr., do hereby agree, in accordance with Rule 13d-1(k)(1) under the Act, to file a statement on Schedule 13D relating to their ownership of the Common Stock of the Issuer, and do hereby further agree that said statement on Schedule 13D shall be filed on behalf of each of them.

Dated: February 14, 2019

SailingStone Capital Partners LLC

By:	/s/ Kathlyne Kiaie
Name:	Kathlyne Kiaie
Title:	Chief Compliance Officer

SailingStone Holdings LLC

By:	/s/ MacKenzie B. Davis
Name:	MacKenzie B. Davis
Title:	Managing Member

MacKenzie B. Davis

By:	/s/ MacKenzie B. Davis
Name:	MacKenzie B. Davis

Kenneth L. Settles Jr.

By:	/s/ Kenneth L. Settles Jr.
Name:	Kenneth L. Settles Jr.